Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNT FIRM

We consent to the use in this Registration Statement on Form S-1 of SpineEX, Inc. (the “Company”) of our report dated May 8, 2018, relating to the financial statements of the Company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

SingerLewak LLP

San Jose, California

September 18, 2018